Exhibit 99.1

NEWS
5350 Tech Data Drive Clearwater, FL 33760 (727) 539-7429

FOR IMMEDIATE RELEASE	SYMBOL: TECD
Thursday, March 8, 2007	TRADED: NASDAQ/NMS

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results

Fourth quarter net sales of $6.1 billion reach record high

CLEARWATER, FL. — Tech Data Corporation, a leading distributor of IT products, today announced results for the fourth quarter and fiscal year ended January 31, 2007.

Results At A Glance (1)
($ in millions, except per share amounts)	Three months ended January 31, 2007		Three months ended January 31, 2006
Net sales		$6,121.7		$5,531.4

Operating income (GAAP) Operating income (Non-GAAP)	$ $	65.5 65.5	$ $	55.3 66.5

Net income (GAAP) Net income (Non-GAAP)	$ $	36.1 37.1	$ $	29.5 41.2

Net income per diluted share (GAAP) Net income per diluted share (Non-GAAP)	$ $	.66 .67	$ $	.52 .72

(1)	Please refer to the GAAP to Non-GAAP Reconciliation that is contained in the attached financial summary.

This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com.

Net sales for the fourth quarter ended January 31, 2007, were $6.1 billion, an increase of 10.7 percent from $5.5 billion in the fourth quarter of fiscal 2006 and an increase of 12.7 percent compared to the third quarter of the current fiscal year.

The company recorded net income of $36.1 million, or $.66 per diluted share for the fourth quarter ended January 31, 2007, based upon Generally Accepted Accounting Principles (“GAAP”). This compares to $29.5 million, or $.52 per diluted share for the prior-year period, including income from discontinued operations of $1.0 million. Although there were no non-GAAP operating income adjustments in the fourth quarter of fiscal 2007, the application of different annual effective tax rates on a GAAP and non-GAAP basis for the year resulted in a non-GAAP tax benefit of approximately $.01 per diluted share. This resulted in non-GAAP net income of $.67 per diluted share for the fourth quarter of fiscal 2007. Results for the fourth quarter of fiscal 2006 included $6.8 million of restructuring charges and $4.4 million of consulting costs related to the company’s European restructuring program. Excluding these charges and costs, non-GAAP net income for the fourth quarter of fiscal 2006 totaled $41.2 million, or $.72 per diluted share, including $1.0 million in income from discontinued operations. Results for the fourth quarter of fiscal 2007 included $.03 per diluted share for stock-based compensation related to the adoption of Statement of Financial Accounting Standard No. 123(R) at the beginning of the fiscal year.

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 2 of 10

“We completed fiscal 2007 on a very positive note achieving record sales for the quarter and for the full year,” commented Robert M. Dutkowsky, Tech Data’s chief executive officer. “Our performance in Europe exceeded our expectations – the result of better-than-expected sales volume and a strengthening of the gross margin as we continue to drive improvements and stabilize our European operations. Our Canadian and Latin American operations performed exceptionally well, contributing to the America’s solid fourth quarter performance. I’m very proud of the Tech Data team, and want to thank each and every one of them for their contributions this year. As we move forward in the new fiscal year, we will continue to leverage our infrastructure, concentrating on responsible growth in worldwide net sales and measured improvements in profitability.”

Fourth-Quarter Financial Summary

•

Net sales in the Americas (including the United States, Canada, Latin America and export sales to the Caribbean) were $2.52 billion, or 41 percent of worldwide net sales, representing an increase of 5.1 percent over the fourth quarter of fiscal 2006 and a decrease of 3.2 percent over the third quarter of fiscal 2007. Net sales in Europe (including Europe, the Middle East and export sales to Africa) totaled $3.60 billion, or 59 percent of worldwide net sales, representing an increase of 15.0 percent (5.2 percent increase on a local currency basis) over the fourth quarter of fiscal 2006 and an increase of 27.3 percent (24.3 percent increase on a local currency basis) over the third quarter of fiscal 2007.

•

Gross margin for the fourth quarter of fiscal 2007 was unchanged from the prior-year fourth quarter at 4.84 percent. Compared with the third quarter of fiscal 2007, the fourth quarter gross margin rose to 4.84 percent from 4.56 percent. The sequential increase in gross margin was attributable to a shift in product and customer mix, incremental volume incentives, and improved inventory and pricing management.

•

Selling, general and administrative expenses (SG&A) were $230.9 million or 3.77 percent of net sales, including $2.4 million in stock-based compensation, compared to $205.3 million or 3.71 percent of net sales in the fourth quarter of fiscal 2006. Excluding the $4.4 million of consulting costs incurred in Europe during the fourth quarter of fiscal 2006, SG&A totaled $200.9 million, or 3.63 percent of net sales. As a percentage of net sales, the year-over-year increase in SG&A is primarily attributable to higher credit costs and the addition of stock-based compensation expense, partially offset by productivity improvements achieved from the company’s European restructuring program completed last quarter.

•

For the fourth quarter of fiscal 2007, operating income was $65.5 million, or 1.07 percent of net sales. This compared to operating income of $55.3 million, or 1.00 percent of net sales in the fourth quarter of fiscal 2006 including $11.2 million in restructuring charges and consulting costs. On a non-GAAP basis, excluding these charges and costs, operating income for the fourth quarter of fiscal 2006 was $66.5 million, or 1.20 percent of net sales.

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 3 of 10

•

On a regional basis, operating income in the Americas was 1.81 percent of net sales compared to 1.64 percent of net sales in the fourth quarter of fiscal 2006. The Americas operating income included a $3.6 million benefit related to a gain on sale of real estate which contributed approximately 14 basis points during the fourth quarter. In Europe, the company generated operating income of .62 percent of net sales compared to operating income of .51 percent of net sales in the fourth quarter of fiscal 2006. Excluding restructuring charges and consulting costs, non-GAAP operating income in Europe for the fourth quarter of fiscal 2006 was .87 percent of net sales. Fourth quarter fiscal 2007 operating income was impacted by higher credit costs partially offset by productivity improvements. Stock-based compensation expense is not included in the regional segment reporting results. These expenses are presented as a separate reconciling item in the company’s segment reporting. However, stock-based compensation expense is included in worldwide operating results (see “Supplementary Information” table attached).

•

Total debt to total capital was 21 percent at January 31, 2007, an increase from 12 percent in the prior-year period. The increase primarily relates to working capital required to fund sales growth and the company’s issuance of $350 million in 2.75 percent convertible debentures in December 2006.

Fiscal Year Results

Net sales for the fiscal year ended January 31, 2007, were $21.4 billion, an increase of 4.7 percent from $20.5 billion in the fiscal year ended January 31, 2006. On a regional basis, net sales in the Americas represented 46 percent of net sales, and increased 5.3 percent to $9.9 billion from $9.5 billion in the prior-year period. Europe represented 54 percent of net sales and increased 4.1 percent to $11.5 billion (1.5 percent increase on a local currency basis) from $11.0 billion in the fiscal year ended January 31, 2006.

Gross margin for the fiscal year ended January 31, 2007 was 4.70 percent, down from 4.99 percent in the prior-year period. The decline in gross margin was primarily attributable to challenges in the European operations, competitive market conditions in both regions, and to a much lesser extent, changes in customer and product mix.

For the fiscal year ended January 31, 2007, the company incurred an operating loss of $(4.2) million or (.02) percent of net sales compared with operating income of $163.3 million or .80 percent of net sales in the prior-year. On a non-GAAP basis, operating income for the fiscal year ended January 31, 2007, totaled $164.3 million, or .77 percent of net sales. This compares to non-GAAP operating income of $203.9 million, or 1.00 percent of net sales for the fiscal year ended January 31, 2006.

The company incurred a net loss of $(97.0) million, or $(1.76) per diluted share, for the fiscal year ended January 31, 2007 compared to net income of $26.6 million, or $.45 per diluted share in the prior-year period. On a non-GAAP basis, net income was $77.3 million, or $1.40 per diluted share for the fiscal year ended January 31, 2007, compared to non-GAAP net income of $121.6 million, or $2.08 per diluted share for the fiscal year ended January 31, 2006. Net income for the fiscal-year periods ended January 31, 2007 and 2006, on both a GAAP and non-GAAP basis, included $3.9 million and $3.6 million, respectively, of income from discontinued operations related to the sale of the Europe training business. Results for the fiscal year ended January 31, 2007, also include $.10 per diluted share for stock-based compensation related to the adoption of Statement of Financial Accounting Standard No. 123(R).

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 4 of 10

Business Outlook

Statements made regarding the company’s business outlook are based on current expectations and the company’s internal plan. These statements are forward-looking and, as outlined in the company’s periodic filings with the Securities and Exchange Commission, actual results may differ materially. For the first quarter ending April 30, 2007, the company anticipates net sales to be in the range of $5.20 billion to $5.35 billion. This assumes year-over-year mid-single digit growth in the Americas region and flat year-over-year growth in Europe on a local currency basis. The company also anticipates an effective tax rate for the first quarter of fiscal 2008 in the range of 42 percent to 44 percent.

Webcast Details

Tech Data will be discussing its fourth-quarter and fiscal-year results on a conference call today at 10:00 a.m. (ET). A webcast of the call, including supplemental schedules, will be available to all interested parties and can be accessed at www.techdata.com (Investor Relations section). The webcast will be available for replay until 5:00 p.m. (ET) on Thursday, March 15, 2007.

Non-GAAP Financial Information

The non-GAAP data contained in this release is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the company, exclude restructuring charges, certain consulting costs, impairment charges, changes in valuation allowances for certain deferred tax assets, extraordinary gains or losses and other infrequent, non-recurring or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial summary. This information is also available for review on the Investor Relations section of Tech Data’s website at www.techdata.com.

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, based on the company’s current expectations that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: intense competition both domestically and internationally; narrow profit margins; dependence on information systems; potential adverse effects of acquisitions; exposure to natural disasters, war and terrorism; dependence on independent shipping companies; potential impact of labor strikes; risk of declines in inventory value; product supply and availability; changes in vendor terms and conditions; loss of significant customers; credit exposure due to the deterioration in the financial condition of our customers; the inability to obtain required capital; fluctuations in interest rates; foreign currency exchange risks and exposure to foreign markets; the impact of changes in income tax and other regulatory legislation; changes in accounting rules; and the volatility of common stock. Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company’s Investor Relations website at www.techdata.com. All information in this release is as of March 8, 2007. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company’s expectations.

About Tech Data

Founded in 1974, Tech Data Corporation (NASDAQ GS: TECD) is a leading distributor of IT products, with more than 90,000 customers in over 100 countries. The company’s business model enables technology solution providers, manufacturers and publishers to cost-effectively sell to and support end users ranging from small-to-midsize businesses (SMB) to large enterprises. Ranked 107th on the FORTUNE 500(R), Tech Data generated $21.4 billion in net sales for its fiscal year ended January 31, 2007. For more information, visit www.techdata.com.

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 5 of 10

FOR MORE INFORMATION CONTACT:

Jeffery P. Howells, Executive Vice President and Chief Financial Officer

727-538-7825 (jeff.howells@techdata.com)

or

Kristin Wiemer-Bohnsack, Director, Investor Relations and Shareholder Services

727-532-8866 (kristin.wiemer@techdata.com)

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 6 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended January 31,		Fiscal year ended January 31,
	2007	2006	2007	2006
Net sales	$6,121,691	$5,531,355	$21,440,445	$20,482,851
Cost of products sold	5,825,229	5,263,898	20,433,674	19,460,332

Gross profit	296,462	267,457	1,006,771	1,022,519
Selling, general and administrative expenses	230,926	205,299	851,097	828,278
Goodwill impairment	—	—	136,093	—
Restructuring charges	—	6,844	23,764	30,946

Operating income (loss)	65,536	55,314	(4,183)	163,295
Interest expense and other	12,745	10,482	41,251	29,499
Net foreign currency exchange loss (gain)	1,226	86	(15)	1,816

Income (loss) from continuing operations before income taxes	51,565	44,746	(45,419)	131,980
Provision for income taxes	15,506	16,248	55,508	109,013

Income (loss) from continuing operations	36,059	28,498	(100,927)	22,967
Discontinued operations, net of tax	—	1,015	3,946	3,619

Net income (loss)	$36,059	$29,513	$(96,981)	$26,586

Net income (loss) per common share – basic:
Continuing operations	$.66	$.50	$(1.83)	$.40
Discontinued operations	—	.02	.07	.06

Net income	$.66	$.52	$(1.76)	$.46

Net income (loss) per common share – diluted:
Continuing operations	$.66	$.50	$(1.83)	$.39
Discontinued operations	—	.02	.07	.06

Net income	$.66	$.52	$(1.76)	$.45

Weighted average common shares outstanding:
Basic	54,766	56,427	55,129	57,749
Diluted	55,011	57,085	55,129	58,414

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 7 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET (UNAUDITED)

(In thousands)

	January 31, 2007	January 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$265,006	$156,665
Accounts receivable, net	2,464,735	2,160,138
Inventories	1,556,008	1,527,729
Prepaid expenses and other assets	122,103	138,927

Total current assets	4,407,852	3,983,459
Property and equipment, net	140,762	141,275
Goodwill	2,966	134,327
Other assets, net	152,284	145,573

Total assets	$4,703,864	$4,404,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving credit loans	$77,195	$235,088
Accounts payable	2,011,203	1,917,213
Current portion of long-term debt	2,376	1,605
Accrued expenses and other liabilities	500,514	437,445

Total current liabilities	2,591,288	2,591,351
Long-term debt	363,604	14,378
Other long-term liabilities	46,252	38,598

Total liabilities	3,001,144	2,644,327

Total shareholders’ equity	1,702,720	1,760,307

Total liabilities and shareholders’ equity	$4,703,864	$4,404,634

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 8 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended January 31,		Fiscal year ended January 31,
	2007	2006	2007	2006
Operating Income
GAAP operating income (loss)	$65,536	$55,314	$(4,183)	$163,295
Goodwill impairment	—	—	136,093	—
Restructuring charges	—	6,844	23,764	30,946
Other costs (1)	—	4,367	8,596	9,632

Non-GAAP operating income	$65,536	$66,525	$164,270	$203,873

Net Income
GAAP income (loss) from continuing operations	$36,059	$28,498	$(100,927)	$22,967
Goodwill impairment	—	—	136,093	—
Restructuring charges	—	6,844	23,764	30,946
Other costs (1)	—	4,367	8,596	9,632
Tax effect on restructuring charges and other costs	1,026	499	(2,502)	(1,603)
Deferred tax assets valuation allowance	—	—	8,352	56,039

Non-GAAP income from continuing operations	$37,085	$40,208	$73,376	$117,981
Discontinued operations, net of tax	—	1,015	3,946	3,619

Non-GAAP net income	$37,085	$41,223	$77,322	$121,600

Net Income per Diluted Share
GAAP income (loss) per diluted share from continuing operations (2)	$.66	$.50	$(1.83)	$.39
Goodwill impairment	—	—	2.46	—
Restructuring charges	—	.12	.43	.53
Other costs (1)	—	.08	.16	.16
Tax effect on restructuring charges and other costs	.01	.01	(.04)	(.03)
Deferred tax assets valuation allowance	—	—	.15	.96

Non-GAAP income per diluted share from continuing operations	$.67	$.70	$1.33	$2.02
Discontinued operations, net of tax	—	.02	.07	.06

Non-GAAP net income per diluted share	$.67	$.72	1.40	$2.08

Weighted average common shares outstanding
Basic	54,766	56,427	55,129	57,749
Diluted	55,011	57,085	55,289	58,414

(1)	Other costs represent consulting costs related to the company’s European restructuring program.
(2)	Net loss per share from continuing operations for the fiscal year ended January 31, 2007 is calculated using basic weighted average common shares outstanding.

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 9 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Three months ended January 31, 2007		Three months ended January 31, 2006
	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP Operating Income by Segment
Americas	$45,660	1.81%	$39,391	1.64%
Europe	22,257.62%		15,923.51%
Stock-based compensation reconciling amount (1)	(2,381)	(.04)%	—	—

Worldwide total	$65,536	1.07%	$55,314	1.00%

	Three months ended January 31, 2007		Three months ended January 31, 2006
	Operating Income	Operating Margin	Operating Income	Operating Margin
Non-GAAP Operating Income by Segment
Americas	$45,660	1.81%	$39,391	1.64%
Europe	22,257.62%		27,134.87%
Stock-based compensation reconciling amount (1)	(2,381)	(.04)%	—	—

Worldwide total	$65,536	1.07%	$66,525	1.20%

	Three months ended January 31, 2007		Three months ended January 31, 2006
	Operating Income	Operating Margin	Operating Income	Operating Margin
GAAP to Non-GAAP Reconciliation of Europe Operating Income
GAAP operating income	$22,257.62%			$15,923.51%
Restructuring charges	—	—		6,844.22%
Other costs (2)	—	—		4,367.14%

Non-GAAP Europe operating income	$22,257.62%			$27,134.87%

(1)	The company began recording stock-based compensation following the adoption of Statement of Financial Accounting Standard No. 123(R) at the beginning of fiscal 2007.
(2)	Other costs represent consulting costs related to the company’s European restructuring program.

Tech Data Reports Fourth-Quarter and Fiscal-Year 2007 Results March 8, 2007	Page 10 of 10

TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Fiscal year ended January 31, 2007		Fiscal year ended January 31, 2006
	Operating Income (Loss)	Operating Margin	Operating Income	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$160,720	1.61%	$154,839	1.64%
Europe	(156,930)	(1.37)%	8,456.08%
Stock-based compensation reconciling amount (1)	(7,973)	(.04)%	—	—

Worldwide total	$(4,183)	(.02)%	$163,295.80%

	Fiscal year ended January 31, 2007		Fiscal year ended January 31, 2006
	Operating Income	Operating Margin	Operating Income	Operating Margin
Non-GAAP Operating Income by Segment
Americas	$160,720	1.61%	$154,839	1.64%
Europe	11,523.10%		49,034.45%
Stock-based compensation reconciling amount (1)	(7,973)	(.04)%	—	—

Worldwide total	$164,270.77%		$203,873	1.00%

	Fiscal year ended January 31, 2007		Fiscal year ended January 31, 2006
	Operating Income (Loss)	Operating Margin	Operating Income	Operating Margin
GAAP to Non-GAAP Reconciliation of Europe Operating Income (Loss)
GAAP operating income (loss)	$(156,930)	(1.37)%	$8,456.08%
Goodwill impairment	136,093	1.19	—	—
Restructuring charges	23,764.21		30,946.28
Other costs (2)	8,596.07		9,632.09

Non-GAAP Europe operating income	$11,523.10%		$49,034.45%

(1)	The company began recording stock-based compensation following the adoption of Statement of Financial Accounting Standard No. 123(R) at the beginning of fiscal 2007.
(2)	Other costs represent consulting costs related to the company’s European restructuring program.